EXHIBIT 32

CERTIFICATION

Pursuant to 18 U.S.C. (S) 1350, the undersigned officers of Mine Safety Appliances Company (the “Company”), hereby certify, to the best of their knowledge, that the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (the “Report”) fully complies with the requirements of Section 13 (a) or 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 3, 2006	/s/ John T. Ryan III
John T. Ryan III
Chief Executive Officer

/s/ Dennis L. Zeitler
Dennis L. Zeitler
Chief Financial Officer